                                CREDIT AGREEMENT


                                     Between


                                   USANA, Inc.


                                       and


                              BANK OF AMERICA, N.A.


                            dated September 20, 1999

                                TABLE OF CONTENTS

     Article 1 :  Definitions..................................................1
         1.1     General Provisions............................................1
         1.2   Advances........................................................1
         1.3   Available Amount................................................1
         1.4   Business Day....................................................1
         1.5   Consolidated....................................................1
         1.6   Credit Limit....................................................1
         1.7   Debt............................................................1
         1.8   EBITDA..........................................................1
         1.9   ERISA...........................................................1
         1.10  Funded Debt.....................................................1
         1.11  GAAP............................................................1
         1.12  Leverage Ratio..................................................1
         1.13  Loan Documents..................................................1
         1.14  Margin..........................................................2
         1.15  Notes...........................................................2
         1.16  Obligations.....................................................2
         1.17  Person..........................................................2
         1.18  Plan............................................................2
         1.19  Swap Contract...................................................2
         1.20  Swap Obligations................................................2
         1.21  Tangible Net Worth..............................................2
         1.22  Termination Date................................................2

     Article 2 :  Revolving Loan...............................................3
         2.1     Revolving Loan Facility.......................................3
         2.2   Revolving Note..................................................3
         2.3   Procedure for Advances..........................................3
         2.4   Nonusage Fee....................................................3

     Article 3 :  Term Loan....................................................3

     Article 4 :  Collateral Security..........................................3
         4.1     Collateral....................................................3
         4.2   Maintenance of Security.........................................3
         4.3   Negative Pledge.................................................3
         4.4   Setoff..........................................................4

     Article 5 :  Conditions of Lending........................................4
         5.1     Authorization.................................................4
         5.2   Documentation...................................................4
         5.3   Loan Fee........................................................4
         5.4   Proof of Insurance..............................................4
         5.5   Representations and Warranties..................................4
         5.6   Compliance......................................................4

     Article 6 :  Representations and Warranties...............................4
         6.1     Existence.....................................................4
         6.2   Enforceability..................................................4
         6.3   No Legal Bar....................................................4
         6.4   Financial Information...........................................4
         6.5   Liens and Encumbrances..........................................5
         6.6   Litigation......................................................5
         6.7   Payment of Taxes................................................5
         6.8   Location of Borrower............................................5
         6.9   Employee Benefit Plan...........................................5

         6.10  Misrepresentations..............................................5
         6.11  No Default......................................................5
         6.12  Year 2000 Compliance............................................5
         6.13  No Burdensome Restrictions......................................5

     Article 7 :  Affirmative Covenants........................................5
         7.1     Use of Proceeds...............................................5
         7.2   Tangible Net Worth..............................................5
         7.3   Leverage Ratio..................................................6
         7.4   Fixed Charge Coverage Ratio.....................................6
         7.5   Financial Information...........................................6
         7.6   Maintenance of Existence........................................6
         7.7   Books and Records...............................................6
         7.8   Access to Premises and Records..................................6
         7.9   Notice of Events................................................6
         7.10  Payment of Debts and Taxes......................................7
         7.11  Insurance.......................................................7

     Article 8 :  Negative Covenants...........................................7
         8.1     Debt..........................................................7
         8.2   Liens and Encumbrances..........................................7
         8.3   Guaranties......................................................8
         8.4   Disposition of Assets...........................................8
         8.5   Mergers.........................................................8
         8.6   Restricted Payments.............................................8
         8.7   Wage and Hour Laws..............................................8
         8.8   ERISA...........................................................8
         8.9   Dissolution.....................................................8
         8.10  Business Activities.............................................8
         8.11  Permissible Loans and Investments...............................8

     Article 9 :  Events and Consequences of Default...........................9
         9.1     Events of Default.............................................9
         9.2   Remedies Upon Default..........................................10

     Article 10 :  Miscellaneous..............................................10
         10.1    Manner of Payments...........................................10
         10.2  Notices........................................................10
         10.3  Documentation and Administration Expenses......................11
         10.4  Collection Expenses............................................11
         10.5  Waiver.........................................................11
         10.6  Assignment.....................................................11
         10.7  Merger.........................................................11
         10.8  Amendments.....................................................11
         10.9  Jurisdiction and Venue.........................................11
         10.10 Mandatory Arbitration..........................................12
         10.11 Construction...................................................12
         10.12 Counterparts...................................................12

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made between USANA, Inc., a Utah corporation ("Borrower"), and Bank of America, N.A., a national banking association ("Bank"). The parties agree as follows:

Article 1: Definitions

1.1 General Provisions. All terms defined below shall have the meaning indicated. All references in this Agreement to:

(a)      "dollars" or "$" shall mean U.S. dollars;

(b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;

(c) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. 62A.9-101, et seq., and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and

(d) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

1.2 Advances  shall mean the  disbursement  of loan proceeds under the Revolving
Loan.   An  Advance   shall  not   constitute  a  payment   order  under  R.C.W.
ss.62A.4A-103.

1.3 Available Amount shall mean at any time the amount of the Credit Limit minus the unpaid balance of the Revolving Note.

1.4 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Washington, are authorized or required by law to close.

1.5 Consolidated shall refer to consolidated financial reporting of Borrower and its subsidiaries.

1.6      Credit Limit shall mean $15,000,000.

1.7 Debt shall mean all Consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Borrower.

1.8 EBITDA shall mean earnings before interest expense, taxes, depreciation, and amortization. For the quarter ending October 2, 1999, EBITDA shall exclude up to $4,000,000 of one-time charges relating to shutting down Borrower's United Kingdom facilities and other one-time expenses.

1.9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.10 Funded Debt shall mean, as of the date of determination, the aggregate principal amount of all Debt for (a) borrowed money (other than trade indebtedness incurred in the ordinary course of business for value received) having a final maturity of one year or more from the date of determination; (b) installment purchases of real or personal property; (c) capital leases; and (d) guaranties of Funded Debt of others, without duplication.

1.11 GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.

1.12 Leverage Ratio shall mean the ratio of Funded Debt to EBITDA, determined on a four-quarter trailing basis.

1.13 Loan Documents shall mean collectively this Agreement, the Notes, and all other mortgages, deeds of trust, security agreements, guaranties, documents, instruments, and other agreements now or later executed in connection with this Agreement.

1.14 Margin shall mean (a) as to Floating Rate Loans the "Floating Rate Margin" as determined by the following chart; (b) as to LIBOR Rate Loans, the "LIBOR Rate Margin" as determined by the following chart; and (c) as to the calculation of the commitment fee under Section 2.4, the "Fee Margin" as determined by the following chart:


------------------------------ ---------------------------- --------------------------- ----------------------------
       Leverage Ratio*            Floating Rate Margin          LIBOR Rate Margin               Fee Margin
------------------------------ ---------------------------- --------------------------- ----------------------------
         < 0.5 to 1                        -0-                        1.75%                       0.25%
------------------------------ ---------------------------- --------------------------- ----------------------------
   > 0.5 to 1 but <1.0 to 1               0.25%                       2.00%                       0.375%
   -
------------------------------ ---------------------------- --------------------------- ----------------------------
   > 1.0 to 1 but <1.5 to 1               0.50%                       2.25%                       0.50%
   -
------------------------------ ---------------------------- --------------------------- ----------------------------
         => 1.5 to 1                      0.75%                       2.50%                       0.50%
------------------------------ ---------------------------- --------------------------- ----------------------------

* as determined based on the most recently delivered quarterly Consolidated financial statement of Borrower.

Upon receipt of a quarterly financial statement showing a decrease or increase in Leverage Ratio which places Borrower in a new pricing category, the Notes and nonusage fee shall begin being calculated at the higher or lower margin, as the case may be, for the period beginning two Business Days after receipt by Bank of such quarterly statement.

1.15     Notes shall mean the Revolving and Term Notes.

1.16 Obligations shall mean the Notes, all Swap Obligations, and all fees, costs, expenses, and indemnifications due to Bank under this Agreement.

1.17 Person shall mean any individual, partnership, corporation, limited liability company, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

1.18 Plan shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

1.19 Swap Contract shall mean any interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, swaption, bond or bond price swap, option or forward, treasury lock, any similar transaction, any option to enter into any of the foregoing and any combination of the foregoing, which agreements may be oral or in writing including, without limitation, any master agreement relating to or governing any or all of the foregoing any related schedule or confirmations.

1.20 Swap Obligations shall mean all indebtedness and obligations of Borrower to Bank under any Swap Contract, as any or all of them may from time to time be modified, amended, extended, renewed and restated.

1.21 Tangible Net Worth shall mean the excess of Consolidated total assets over Consolidated total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges, including unamortized debt discount and research and development costs), (b) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (c) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business of Borrower and its subsidiaries, and (d) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Borrower last ended at the date Tangible Net Worth is being measured.

1.22 Termination Date shall mean September 1, 2002, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Subsection 9.2(a).

Article 2: Revolving Loan

2.1 Revolving Loan Facility. Subject to the terms and conditions of this Agreement, Bank shall make Advances to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the Credit Limit. Borrower may use the Revolving Loan by borrowing, prepaying, and reborrowing the Available Amount, in whole or in part.

2.2 Revolving Note. The obligation of Borrower to repay the Revolving Loan shall be evidenced by a promissory note (including all renewals, modifications, and extensions thereof, the "Revolving Note") made by Borrower to the order of Bank, and shall bear interest as provided in the Revolving Note. The Revolving Note shall be secured as provided in Article 4 and shall be in a form satisfactory to Bank.

2.3 Procedure for Advances. Borrower may borrow under the Revolving Loan on any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 11:30 a.m., Seattle time, on the day borrowing is requested, or by such earlier time as may be required under the Revolving Note. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time. Borrower agrees that each Advance will be automatically deposited into Borrower's account number 68504810 at Bank, or such other of Borrower's accounts with Bank as designated in writing by Borrower.

2.4 Nonusage Fee. On the last Business Day of each December, March, June, and September, and on the Termination Date, Borrower shall pay to Bank in arrears a per annum commitment fee equal to (a) the Fee Margin, multiplied by (b) the difference between the Credit Limit and the average daily outstanding principal balance of the Revolving Note.

Article 3: Term Loan

         Bank shall make to Borrower a term loan in the original principal amount of $10,000,000 ("Term Loan"). The Term Loan shall be available in a single advance until September 30, 1999, at which time Bank's commitment to make the Term Loan shall terminate. The Term Loan shall have repayment terms as provided in a promissory note made by Borrower to the order of Bank, in a form satisfactory to Bank (including all renewals, modifications, and extensions thereof, the "Term Note"). The Term Note shall be secured as provided in Article 4 and shall bear interest as provided in the Term Note.

Article 4: Collateral Security

4.1 Collateral. As security for the prompt payment and performance of all Obligations, Borrower has granted or will grant to Bank a first lien security interest in the following collateral (the "Collateral"): all of Borrower's accounts, inventory, equipment, general intangibles, and all proceeds thereof.

4.2 Maintenance of Security. Borrower shall execute and deliver to Bank, whenever requested, such security instruments as Bank deems necessary, in its sole opinion, for the preservation of its security interest or to ensure the priority of each security interest, and deliver to Bank all Collateral or proceeds of Collateral, the perfection of which requires possession by Bank. Borrower shall upon demand by Bank take whatever additional action is necessary for Bank continuously to maintain a perfected first-lien security interest in all Collateral. Borrower hereby irrevocably appoints Bank as its attorney-in-fact, solely for the purpose of executing on Borrower's behalf any financing statement or other security document deemed necessary by Bank to carry out the purposes of this Article, which appointment shall continue so long as this Agreement remains in effect or any Obligations remain outstanding.

4.3 Negative Pledge. So long as any amount is payable by Borrower under this Agreement, Borrower shall not allow any Collateral to be transferred or encumbered, except in the ordinary course of business or to secure the obligations under this Agreement.

4.4 Setoff. Bank may exercise the right of setoff, assert its banker's lien, or counterclaim against any interest of Borrower in each deposit account which Borrower may now or later have with Bank, or any property which is now or shall later be in Bank's possession.

Article 5: Conditions of Lending

         Bank's obligation to make the Term Loan and make the initial Advance is subject to the conditions precedent listed in Sections 5.1 through 5.3, and to make subsequent Advances is subject to the conditions precedent listed in Sections 5.5 and 5.6 unless waived by Bank in writing:

5.1 Authorization. Borrower shall have delivered to Bank a certified copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency.

5.2 Documentation. Borrower shall have executed and delivered to Bank all documents to reflect the existence of the Obligations and to perfect, as a first lien, the security interests granted to Bank.

5.3 Loan Fee. Borrower shall have paid to Bank a loan fee to be agreed to between Borrower and Bank.

5.4 Proof of Insurance. Proof of insurance as required by Section 7.11 shall have been provided to Bank.

5.5 Representations and Warranties. The representations and warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

5.6 Compliance. No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

Article 6: Representations and Warranties

         To induce Bank to enter into this Agreement, Borrower represents, warrants, and covenants to Bank as follows:

6.1 Existence. Borrower is in good standing as a corporation under the laws of the State of Utah, and has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification.

6.2 Enforceability. The Loan Documents, when executed and delivered by Borrower, shall be enforceable against Borrower in accordance with their respective terms.

6.3 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

6.4 Financial Information. By submitting each of the financial statements required by Subsection 7.5(a) and 7.5(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the Consolidated financial condition of Borrower as of the date of such statement;
(b) such statement discloses all Consolidated liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the last such financial statements delivered to Bank which would materially impair Borrower's ability to repay the Obligations.

6.5 Liens and Encumbrances. As of this date, Borrower has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except as disclosed in writing to Bank, and except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

6.6 Litigation. Except as disclosed in writing to Bank, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.

6.7 Payment of Taxes. Borrower has timely filed or caused to be filed all tax returns when required to be filed; and has timely paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

6.8 Location of Borrower. Borrower's place of business (or, if Borrower has more than one place of business, its chief executive office) is located at the address listed in this Agreement as Borrower's address for notice purposes.

6.9 Employee Benefit Plan. Borrower is in compliance in all respects with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions which would make Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

6.10 Misrepresentations. No information, exhibits, data, or reports furnished by Borrower or delivered to Bank in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

6.11 No Default. Borrower is not in default in any Loan Document, or in any contract, agreement, or instrument to which it is a party.

6.12 Year 2000 Compliance. On the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors, and customers, Borrower reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of Borrower. Borrower has developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure. 6.13 No Burdensome Restrictions. No contract or other instrument to which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

Article 7: Affirmative Covenants

         So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:

7.1 Use of Proceeds. Use the proceeds of the Revolving Loan and the Term Loan to buy back capital stock of Borrower and for other general corporate purposes.

7.2 Tangible Net Worth. Maintain a Tangible Net Worth of not less than $30,000,000, measured as of each fiscal quarter end, excluding the effect of any permitted stock repurchases.

7.3 Leverage Ratio. Maintain a Leverage Ratio of not more than 2.0 to 1, on a four-quarter trailing basis.

7.4 Fixed Charge Coverage Ratio. Maintain the following totals in a ratio of not less than 1.3 to 1, on a four-quarter trailing basis:

(a)      EBITDA minus the sum of (i) capital expenditures, and (ii) taxes, to

(b) The sum of (i) interest expense plus (ii) current portion of long-term Debt.

7.5 Financial Information. Maintain a standard system of accounting in accordance with GAAP, and furnish to Bank the following:

(a) Quarterly Financial Statements. As soon as available and, in any event, within 45 days after the end of each except the last fiscal quarter of each fiscal year, a copy of the Consolidated statement of income and retained earnings of Borrower for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the Consolidated balance sheet, Consolidated statement of shareholders' equity, and Consolidated statement of cash flows of Borrower as of the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Bank, prepared under the supervision of the chief financial officer of Borrower, and in form and substance satisfactory to Bank;

(b) Annual Financial Statements. As soon as available and, in any event, within 120 days after the end of each fiscal year, a copy of the Consolidated balance sheet, Consolidated statement of income and retained earnings, Consolidated statement of shareholders' equity, and Consolidated statement of cash flows of Borrower for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Bank certifying that such statement is complete and correct, fairly presents without qualification the financial condition of Borrower for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

(c) SEC Reporting. As soon as made available to the Securities and Exchange Commission or Borrower's shareholders, copies of all 10Q and 10K filings or their equivalent;

(d) Compliance Certificate. With each of the statements delivered pursuant to Subsections 7.5(a) and (b) above, a certificate in the form of Exhibit A attached; and

(e) Other Information. Such other reports and information as Bank shall reasonably request from time to time.

7.6 Maintenance of Existence. Preserve and maintain its existence, powers, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

7.7 Books and Records. Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.

7.8 Access to Premises and Records. At all reasonable times and as often as Bank may reasonably request, permit any authorized representative designated by Bank to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, and to make copies of or abstracts from such records.

7.9      Notice of Events.  Furnish Bank prompt written notice of:

(a) Proceedings. Any proceeding instituted by or against Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $100,000 or more and not covered by insurance;

(b) Material Development. Any material development in any such proceeding referred to in Subsection 7.9(a);

(c) Defaults. Any accident, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

(d) Adverse Effect. Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.

7.10 Payment of Debts and Taxes. Pay all Debt and perform all obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.

7.11  Insurance.   Maintain   commercially  adequate  levels  of  coverage  with
financially sound and reputable insurers, including, without limitation:

(a) Property Insurance. Insurance on all property of a character usually insured by organizations engaged in the same or similar type of business as Borrower against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations, with such policy or policies covering tangible collateral to name Bank as loss payee, as its interests may appear ;

(b) Liability Insurance. Public liability insurance against tort claims which may be asserted against Borrower; and

(c)      Additional Insurance.  Such other insurance as may be required by law.

Article 8: Negative Covenants

         So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior written consent of Bank, which consent shall not be unreasonably withheld:

8.1 Debt. Create, incur, assume, permit to exist, or otherwise become committed for any Debt except any:

(a) Unsecured Trade Credit. Unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings;

(b) Existing Obligations. Debt owing to Bank, or in existence as of this date and disclosed to Bank, and all renewals, modifications, and extensions thereof;

(c) Lease Agreements. Debt incurred in connection with capital leases calling for payments in the aggregate not exceeding $100,000 in any one fiscal year; and

(d) Ordinary Course. Debt incurred in the ordinary course of business and appearing on the liability section of the balance sheet of Borrower, prepared in accordance with GAAP, including, without limitation, accrued liabilities and taxes payable.

8.2 Liens and Encumbrances. Create, incur, or assume, or agree to create, incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

(a)      Existing Liens.  Liens in effect as of this date;

(b)      Liens of Bank.  Liens in favor of Bank;

(c) Tax Liens. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and

(d) Incidental Liens. Other liens incidental to the conduct of its business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

8.3 Guaranties. Assume, guaranty, endorse, become a surety for, indemnify, or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:

(a) Negotiable Instruments. Endorsements on negotiable instruments for deposit or collection in the ordinary course of business; and

(b) Performance Bonds. Performance bonds as required in the ordinary course of Borrower's business.

8.4 Disposition of Assets. Sell, transfer, lease, or otherwise assign or dispose of a substantial portion of its property to any Person, outside the ordinary course of business, other than the sale of Borrower's United Kingdom distribution facility, which shall be permitted in any event.

8.5 Mergers. Become a party to any merger, consolidation, or like structural change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person.

8.6 Restricted Payments. Repurchase Borrower's stock, pay dividends, make shareholder loans, or make any other similar distributions ("Restricted Payments"), except for (a) the repurchase of up to $30,000,000 of its common stock to be partially funded by the Revolving Loan and Term Loan, and (b) Restricted Payments which will not cause the Leverage Ratio for the quarter in which such Restricted Payment is made or accrued to exceed 1.5 to 1.

8.7 Wage and Hour Laws. Engage in any material violation of the federal Fair Labor Standards Act or any comparable state wage and hour law.

8.8 ERISA. Engage in any act or omission which would make Borrower materially liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

8.9 Dissolution. Adopt any agreement or resolution for dissolving, terminating, or substantially altering Borrower's present business activities.

8.10 Business Activities. Engage or enter into any activity which is unusual to Borrower's existing business.

8.11 Permissible Loans and Investments. Make any loan or advance to any Person other than in the ordinary course of business, or make any investment outside the ordinary course of Borrower's business, except:

(a)      Certificates  of  Deposit.   Investments  in  certificates  of  deposit
         maturing within one year from the date of acquisition from any one or more of the top 100 commercial banks in the United States;

(b)      Money  Market.  Money  market  mutual  funds,   bankers'   acceptances,
         eurodollar investments, repurchase agreements, and other short-term money market investments acceptable to Bank;

(c) Commercial Paper. Prime commercial paper with maturities of less than one year; and

(d) U. S. Government Paper. Obligations issued or guaranteed by the United States Government or its agencies.

Article 9: Events and Consequences of Default

9.1 Events of Default. Any of the following events shall, at the option of Bank and at any time without regard to any previous knowledge on the part of Bank, constitute a default by Borrower under the terms of this Agreement, the Notes, and all other Loan Documents ("Default"):

(a) Nonpayment. Any payment or reimbursement due or demanded under this Agreement or any Loan Document is not made within three days of the date when due;

(b) Breach of Warranty. Any representation or warranty made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by Bank to be false in any respect when made, and is relied upon by Bank to its detriment, or any of Borrower's representations regarding the "Year 2000 problem" cease to be true, whether or not true when made, and as a result Bank reasonably believes that Borrower's financial condition or its ability to pay its debts as they come due will thereby be materially impaired;

(c) Failure to Perform. Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Bank;

(d) Collateral. Bank fails to have a valid, enforceable, and perfected first lien security interest in the Collateral, and such failure continues for 30 days after Borrower receives written notice thereof from Bank;

(e) Defaults on Other Obligations. There exists a default in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;

(f) Loss, Destruction, or Condemnation of Property. A portion of Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's financial condition or its ability to pay its debts as they come due;

(g) Attachment Proceedings and Insolvency. Borrower or any of Borrower's property is affected by any:

(i) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

(ii) Proceeding under the laws of any jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;

(h) Judgments. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds $500,000, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

(i) Government Approvals. Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

9.2 Remedies Upon Default. If any Default occurs under Subsection 9.1(g), Bank's commitment to make Advances shall immediately and automatically terminate, and all Obligations, including all accrued interest, shall immediately and automatically become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may immediately exercise any or all of the following remedies for Default; and if any other Default occurs and is continuing, Bank may, upon notice to
Borrower:

(a)      Terminate Commitments.  Terminate Bank's commitment to make Advances;

(b) Suspend Commitments. Refuse to make Advances until any Default has been cured;

(c) Accelerate. Declare all or any of the Notes, together with all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

(d) Collateral. Proceed to realize on any or all Collateral by any available means; and/or

(e) Setoff. Exercise its right of setoff against deposit accounts of Borrower with Bank, or place an administrative freeze on any such accounts; and/or

(f) All Remedies. Pursue any other available legal and equitable remedies.

All of Bank's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently.

Article 10: Miscellaneous

10.1     Manner of Payments.

(a) Payments on Nonbusiness Days. Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

(b) Payments. All payments and prepayments to be made by Borrower shall be made to Bank when due, at Bank's office as may be designated by Bank, without offsets or counterclaims for any amounts claimed by Borrower to be due from Bank, in U.S. dollars and in immediately available funds. Borrower agrees that all principal and interest payments may be deducted automatically on the due date from Borrower's account number 68504810 at Bank, or such other of Borrower's accounts with Bank as designated in writing by Borrower. Bank will debit the account on the dates the payments become due. If a due date does not fall on a Business Day, Bank will debit the account on the first Business Day following the due date.

(c) Application of Payments. All payments made by Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Bank having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Bank may choose.

(d) Recording of Payments. Bank is authorized to record on a schedule or computer-generated statement the date and amount of each Advance, all changes in interest rates, and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded.

10.2 Notices. Bank may make Advances, and make conversions between interest rates, based on telephonic, telex, and oral requests made by any one or more of Gilbert Fuller, Devin Thorpe, or Mitchell Walkington. All other notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

Bank:                                               Borrower:

BANK OF AMERICA                                     USANA, Inc.
Commercial Banking                                  3838 West Parkway Boulevard
701 Fifth Avenue, 12th Floor                        Salt Lake City, Utah  84120
Seattle, WA  98104                                  Attention:  Gilbert Fuller
Attention:  Stan Diddams

10.3 Documentation and Administration Expenses. Borrower shall pay, reimburse, and indemnify Bank for all of Bank's reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all attorneys' fees (including the allocated cost of in-house counsel), legal expenses, and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Bank. Borrower acknowledges that any legal counsel retained or employed by Bank acts solely on Bank's behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Bank for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

10.4 Collection Expenses. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

10.5 Waiver. No failure to exercise and no delay in exercising, on the part of Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Bank of any Default shall constitute a waiver of Bank's right to declare a subsequent similar failure or event to be a Default.

10.6 Assignment. This Agreement is made expressly for the sole benefit of Borrower and for the protection of Bank and its successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Bank.

10.7 Merger. The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Bank's entire agreement with Borrower with regard to the Revolving Loan and the Term Loan, and supersede all prior writings and oral negotiations. Upon execution of this Agreement, any prior loan agreement between Borrower and Bank shall be deemed superseded by this Agreement, and amounts outstanding under such prior agreement and its related loan documents shall be deemed Advances under the Revolving Loan. No oral or written representation, covenant, commitment, waiver, or promise of either Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with
Section 10.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

10.8 Amendments. Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

10.9 Jurisdiction and Venue. Borrower irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Washington in any action brought under this Agreement or any other Loan Document, and any action based upon the transactions encompassed by this Agreement, whether or not based in contract. Venue of any such action shall be laid in King County,

Washington, unless some other venue is required for Bank to fully realize upon the assets of Borrower, or any collateral or guaranties.

10.10    Mandatory Arbitration.

(a) At the request of either Bank or Borrower, any controversy or claim between Bank and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the
         application  of  the  statute  of   limitations,   the  filing  of  an
         arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

(b) Notwithstanding the provisions of subsection (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

(c) No provision of this subsection shall limit the right of Borrower or Bank to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

10.11 Construction. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

10.12 Counterparts. This Agreement and each Loan Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument.

         DATED as of the 20th day of September, 1999.
Borrower:                                     Bank:

USANA, Inc.                                   BANK OF AMERICA, N.A.




By                                            By
Gilbert A. Fuller, SVP & CFO                  Stanley S. Diddams, Vice President

                          EXHIBIT A TO CREDIT AGREEMENT
             [Form of Certificate to be sent with financial reports]

[Date]

Bank of America, N.A.
Commercial Banking
701 Fifth Avenue, 12th Floor
Seattle, WA  98104
Attention:  Stan Diddams

Re:  Certificate of Chief Financial Officer

Ladies and Gentlemen:

With respect to that certain Credit Agreement between USANA, Inc. ("Borrower"), and Bank of America, N.A. ("Bank") dated as of September 21, 1999 (the "Agreement"), we hereby represent to you the following (capitalized terms used in this certificate shall have the same meaning as in the Agreement):

1.   Enclosed are financial statements required by Section 7.5 of the Agreement.

2. As of the date of such financial statements, Borrower's Tangible Net Worth is $__________________.

3. The cumulative amount of stock repurchased during the reporting period is $_______________.

4. As of the date of such financial statements, Borrower's Leverage Ratio, as defined in Section 7.3, is ______ to 1.

5. As of the date of such financial statements, Borrower's ratio of Fixed Charge Coverage Ratio, as defined in Section 7.4, is ______ to 1.

6. Such financial statements are complete and correct, fairly present, without qualification, the Consolidated financial condition of Borrower for such period, and are prepared in accordance with GAAP;

7. No Default exists, nor any event which, with lapse of time or upon the giving of notice would constitute a Default under the Agreement.

Sincerely,


---------------------------
Chief Financial Officer
USANA, Inc.